UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2011

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Compensation Matters:

On December 7, 2011, the Human Resources Committee (the "Committee") of the Board of Directors of Trinity Industries, Inc. approved new base salaries for certain of the named executive officers, as set forth below. The new salaries are effective January 1, 2012.

• William A. McWhirter II, Senior Vice President and Group President – $480,000;
• D. Stephen Menzies, Senior Vice President and Group President – $556,000;
• James E. Perry, Senior Vice President and Chief Financial Officer – $425,000; and
• S. Theis Rice, Senior Vice President, Human Resources and Chief Legal Officer – $416,000.

The Committee also approved new Executive Severance Agreements for Mr. Rice and Mr. Antonio Carrillo, Senior Vice President and Group President. The new form of agreement for Messrs. Carrillo and Rice was previously filed as Exhibit 10.1.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008. The Executive Severance Agreements previously in effect between the Company and Messrs. Carrillo and Rice will be terminated. The form of agreement being terminated for these individuals was previously filed as Exhibit 10.1.2 to the Company’s Annual Report on Form 10-K for the annual period ended September 30, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

December 13, 2011	By:	James E. Perry

Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer